UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2010

Validus Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Richmond Road, Pembroke, Bermuda		HM08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 278-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2010, Validus Holdings, Ltd. ("Validus" or the "Company") issued a press release announcing that Joseph E. (Jeff) Consolino has been named President of the Company, to be effective as of November 15, 2010. Mr. Consolino replaces George P. Reeth, who has recently announced his intention to step down as President of the Company. Mr. Consolino will continue to serve as the Chief Financial Officer of Validus, the position he has held since 2006.

Mr. Consolino has served as Executive Vice President and Chief Financial Officer of Validus since March 2006. He has over 17 years of experience in the financial services industry, specifically in providing investment banking services to the insurance industry, and most recently served as a managing director in Merrill Lynch’s Financial Institutions Group specializing in insurance company advisory and financing transactions. Mr. Consolino serves as a Director of National Interstate Corporation, a property and casualty company based in Ohio and of AmWINS Group, Inc., a wholesale insurance broker based in North Carolina.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Validus Holdings, Ltd.

November 4, 2010	By:	/s/ Robert F. Kuzloski

Name: Robert F. Kuzloski
Title: Executive Vice President and Chief Corporate Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release "JEFF CONSOLINO NAMED PRESIDENT OF VALIDUS HOLDINGS, LTD." dated November 3, 2010.